INDEMNIFICATION AGREEMENT
THIS AGREEMENT dated June 15, 2018 is made by and between StoneMor GP LLC, a Delaware limited liability company (the “Company”), and the undersigned (“Indemnitee”).
WHEREAS, the Company has adopted a Limited Liability Company Agreement (the “LLC Agreement”) providing for indemnification of the Company’s directors and officers to the fullest extent authorized by the Delaware Limited Liability Company Act (the “State Statute”); and
WHEREAS, the LLC Agreement and State Statute contemplate that contracts and insurance policies may be entered into with respect to indemnification of directors and officers; and
WHEREAS, there are questions concerning the adequacy and reliability of the protection which might be afforded to directors and officers from acquisition of policies of Directors and Officers Liability Insurance (“D&O Insurance”), covering certain liabilities which might be incurred by directors or officers in the performance of their services to the Company; and
WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify Indemnitee so that she will serve or continue to serve the Company free from undue concern that she will not be adequately protected; and
WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on condition that she be so indemnified;
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
1.Definitions. As used in this Agreement:
(a)    The term “Proceeding” shall include any threatened, pending or completed action, suit, inquiry or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, arbitrative or investigative nature, in which Indemnitee is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director, officer or agent of the Company, by reason of any action taken by her or of any inaction on her part while acting as a director, officer or agent of the Company or by reason of the fact that she is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise; in each case whether or not she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that any such action, suit or proceeding that is brought by Indemnitee against that company or directors or officers of the Company, other than an action brought by Indemnitee to enforce her rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors of the Company.
(b)    The term “Expenses” shall include, without limitation, any judgments, fines and penalties against Indemnitee in connection with a Proceeding; amounts paid by Indemnitee in settlement of a Proceeding; and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses, reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing.
(c)    References to “other enterprise” shall include employee benefit plans; references to “Fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer or agent of the Company that imposes duties on, or involves services by, such director, officer or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” as referred to in this Agreement.
(d)    The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of “Expenses” herein.
2.    Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee against Expenses to the fullest extent authorized or permitted by law (including the applicable provisions of the State Statute). The phrase “to the fullest extent permitted by law” shall include, but not be limited to (i) to the fullest extent permitted by any provision of the State Statute that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the State Statute and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the State Statute adopted after the date of this Agreement that increase the extent to which a limited liability company may indemnify its directors or officers. Any amendment, alteration or repeal of the State Statute that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
3.    Additional Indemnity. The Company hereby further agrees to hold harmless and indemnify Indemnitee against Expenses incurred by reason of the fact that Indemnitee is or was a director, officer or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including, without limitation, any predecessor, subsidiary or affiliated entity of the Company, provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence, or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence, or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.
4.    Choice of Counsel. If Indemnitee is not an officer of the Company, she, together with the other directors who are not officers of the Company (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by Indemnitees who are officers of the Company. The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the Principal Counsel for the Indemnitees

who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such Indemnitees. The obligation of the Company to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, unless, in the opinion of other counsel for Indemnitee, concurred in by Principal Counsel or Separate Counsel, as the case may be, Indemnitee may have defenses available to her that are in addition to or different from those of the other Indemnitees such that there is a substantial possibility that Principal Counsel of Separate Counsel, as the case may be, will have a conflict of interest in representing Indemnitee.
5.    Advances of Expenses. Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the Company, in advance of the final disposition of the Proceeding, within 10 days after receipt of Indemnitee’s written request accompanied by substantiating documentation and Indemnitee’s written affirmation that she has met the standard of conduct for indemnification and a written undertaking to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. No objections based on or involving the question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to such Indemnitee, or to reimburse such Indemnitee for, the amount claimed within such 10-day period, and the undertaking of Indemnitee set forth in Section 7 hereof to repay any such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.
6.    Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under this Agreement, other than pursuant to Section 5 hereof, shall be made no later than 45 days after receipt by the Company of the written request of Indemnitee, accompanied by substantiating documentation, unless a determination is made within said 45-day period by (1) the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to such Proceeding, (2) by a committee of the Board of Directors designated by majority vote of the Board of Directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (4) by the members, that Indemnitee has not met the relevant standards for indemnification set forth in Section 3 hereof.
The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, committee thereof, independent legal counsel or members) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct, nor an actual determination by the Company (including its Board of Directors, committee thereof, independent legal counsel or members) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
7.    Undertaking by Indemnitee. Indemnitee hereby undertakes to repay to the Company any advances of Expenses pursuant to Section 5 hereof to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.
8.    Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not deemed exclusive of any other rights to which Indemnitee may be entitled under the LLC Agreement, the State Statute, D&O Insurance, any agreement, or otherwise, both as to action in her official capacity and as to action in another capacity while holding such office; provided, however, that this Agreement supersedes all prior written indemnification agreements between the Company (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof. However, Indemnitee shall reimburse the Company for amounts paid to her pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.
9.    Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director and/or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding.
10.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
11.    Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
12.    Enforcement.
(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director and/or officer.
(b)    In the event Indemnitee is required to bring any action or other proceeding to enforce rights or to collect money due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s Expenses in bringing and pursuing such action.
13.    Governing Law; Binding Effect; Amendment and Termination.
(a)    This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.
(b)    This Agreement shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.
(c)    No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the Company and Indemnitee.
14.    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.
15.    Notice. Notice to the Company shall be directed to StoneMor GP LLC, 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, Attention: General Counsel. Notice to Indemnitee shall be directed to the address set forth under his signature hereto. The foregoing addresses may be changed from time to time by the addressee upon notice to the other parties.
Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

STONEMOR GP LLC

By:	/s/ Austin K. So
Name: Austin So
Title: General Counsel, Chief Legal Officer and Secretary

INDEMNITEE

/s/ Patricia D. Wellenbach
Name: Patricia D. Wellenbach
Address: 4231 Avenue of the Republic Philadelphia, PA 19131

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